UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BONE CARE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Bone Care International, Inc.
1600 Aspen Commons
Middleton, WI 53562

SPECIAL MEETING IN TWO WEEKS
YOUR VOTE IS IMPORTANT

June 16, 2005

Dear Shareholder:

          The Special Meeting of Shareholders of Bone Care International, Inc. to be held on June 30, 2005, is two weeks away.

          According to our latest records, we have not yet received your vote for this important meeting. For the reasons set forth in the Proxy Statement, dated May 25, 2005, the Board of Directors recommends a vote “FOR” approval of the merger agreement.

          The proposed merger of Genzyme Corporation and Bone Care International requires the approval of 60% of the outstanding shares of Bone Care common stock.  Your participation is requested to ensure approval of the merger proposal. Shares which are not voted have the same affect as a vote against the merger.

PLEASE VOTE YOUR PROXY TODAY!

          Please submit your vote on this important matter – by voting by telephone, via the Internet, or please mark, sign, date and return the enclosed proxy in the postage-paid return envelope provided.

          Thank you for your cooperation and continued support.

Sincerely,

PAUL L. BERNS
PRESIDENT AND CHIEF EXECUTIVE OFFICER

IMPORTANT RECENT
DEVELOPMENT

Last week, Institutional Shareholder Services (ISS), a leading independent proxy advisory firm that issues recommendations to institutional investors, recommended that stockholders of Bone Care International, Inc. vote “FOR” the proposed merger with Genzyme Corporation.

In making its recommendation, ISS concluded that, “Based on our review of the terms of the transaction … , specifically the market premium, we believe that the merger agreement warrants shareholder support.”

ISS is a leading provider of proxy voting and corporate governance services.

3 EASY WAYS TO VOTE

          Help your company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.

Vote by Telephone.  Call the toll-free number listed for this purpose on your proxy card or voting instruction form.  Have your control number listed on the card/form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the card/form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy card or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS
IMPORTANT

Please help your company save additional solicitation costs by voting your shares today.  Remember, a failure to vote is equivalent to a vote “against” the merger agreement.  Internet and telephone voting are also available.  Street name shareholders: Your broker or bank cannot vote your shares unless it receives your instructions.  Please return your proxy immediately.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-800-967-7635.